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                                                                    EXHIBIT 22.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
MVP Systems, Inc.:

     We consent to the inclusion of our report dated September 22, 2000, with respect to the balance sheets of MVP Systems, Inc. as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity (deficit), and cash flows for the years then ended, which report appears in the Form 8-K of Telehublink Corporation dated October 23, 2000.


                                    /s/  KPMG LLP
                                    ------------------------
                                         KPMG LLP


Boston, Massachusetts
October 23, 2000